150403

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Withdrawal of Certificate of Designation
(PURSUANT TO NRS 78.1955(6))

Filed in the office of	Document Number
Barbara K. Cegavske	20150164382-02
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time: 04/10/2015 9:40 AM
	Entity Number: E0382762007-2

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Withdrawal of Certificate of Designation for Nevada Profit Corporations
(Pursuant to NRS 78.1955(6))

1. Name of corporation:

OriginOil, Inc.

2. Following is the resolution by the board of directors authorizing the withdrawal of Certificate of Designation establishing the classes or series of stock:

Pursuant to the provision of Section 78.1955(6) of the Nevada General Corporation Law, the corporation is authorized to withdraw the Certificate of Designation for its Series A Preferred Stock filed with the Secretary of State of Nevada on June 3, 2014.

3. No shares of the class or series of stock being withdrawn are outstanding.

4. Signature: (required)

X ______________________

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.